Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2019 Financial Results

Reiterates Full Year 2019 Guidance

SECAUCUS, N.J. – May 6, 2019 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net sales of $54.8 million, an increase of 26.9%
•	Net loss of $3.4 million compared to net loss of $3.5 million
•	Adjusted EBITDA of $2.8 million compared to $1.8 million, an increase of 54.0%[1]

“We are off to a fast start in 2019.  The momentum behind our Feed the Growth strategy continues to grow, driving strong top line results, increased retail availability and significant cost leverage,” said Billy Cyr, Freshpet’s Chief Executive Officer. “We believe these results position us well to meet both our annual and longer-term growth goals and fulfill our mission of changing the way people feed their pets.”

First Quarter 2019

First quarter of 2019 net sales increased 26.9% to $54.8 million compared to $43.2 million for the first quarter of 2018.  Growth in net sales for the first quarter of 2019 was driven by velocity, innovation, and distribution gains.

Gross profit was $25.9 million, or 47.3% as a percentage of net sales, for the first quarter of 2019, compared to $20.1 million, or 46.6% as a percentage of net sales, in the same period last year. The increase in gross profit was primarily driven by higher net sales. For the first quarter of 2019, Adjusted Gross Profit was $27.6 million, or 50.4% as a percentage of net sales, compared to $21.7 million, or 50.2% as a percentage of net sales, in the prior year period. The increase in Adjusted Gross Profit as a percentage of net sales was primarily due to increased sales price, a shift in sales mix to higher margin items and increased production efficiencies, partially offset by higher ingredient and inbound freight costs and unabsorbed labor costs as the Company converts to a planned, seven-day manufacturing operation.  Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $29.2 million for the first quarter of 2019 compared to $23.5 million in the prior year period. The first quarter of 2019 included a planned increase in media spend of $3.2 million compared to the prior year period, or an additional 2.4% as a percentage of net sales.  As a percentage of net sales, SG&A decreased to 53.4% for the first quarter of 2019 compared to 54.5% in the first quarter of 2018. Adjusted SG&A for the first quarter of 2019 was $24.9 million, or 45.4% as a percentage of net sales, compared to $19.9 million, or 46.0% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, partially offset by a planned increase in media spend. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net loss was $3.4 million for the first quarter of 2019 compared to net loss of $3.5 million for the prior year period. The improvement in net loss was primarily a result of increased gross profit and increased leverage on SG&A, partially offset by a planned increase in media spend.

Adjusted EBITDA was $2.8 million, or 5.1% as a percentage of net sales, for the first quarter of 2019, compared to $1.8 million, or 4.2% as a percentage of net sales, in the first quarter of 2018. The increase in adjusted EBITDA was a result of increased Adjusted Gross Profit and increased leverage of Adjusted SG&A, partially offset by a planned increase in media spend. Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to the closest comparable GAAP measures in the financial tables that accompany this release.

Cash and Net Debt

As of March 31, 2019, the Company had cash and cash equivalents of $3.8 million.  During the quarter the Company drew $10.0 million on its revolving credit facility in connection with the planned increased media investment, rebuilding inventory levels,  payout of annual incentives related to prior year performance, and a $4.9 million investment related to the Kitchens 2.0 project.  As part of the Company’s planned $100 million manufacturing expansion, the Company is in the final stages of negotiations to amend and expand its credit facility and expects to close on the amended facility during the second quarter of 2019.

Outlook

For full year 2019, the Company reiterated its guidance and continues to expect the following results compared to prior year:

•	To exceed net sales of $240.0 million, an increase greater than 24% from 2018
•	To exceed Adjusted EBITDA of $28.0 million, an increase greater than 38% from 2018

The Company is unable to provide guidance for net income or a reconciliation of forecasted Adjusted EBITDA to net income because certain items that are excluded from Adjusted EBITDA are inherently uncertain and cannot be predicted without unreasonable effort due to the unavailability of reliable estimates for certain items.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through May 20, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13689553.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem, PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA
•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before non-cash depreciation expenses and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to secondary offering, and litigation expense.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, non-cash share-based compensation, launch expenses, fees related to a secondary offering, and litigation expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,761,283	$7,554,388
Accounts receivable, net of allowance for doubtful accounts	15,558,276	12,326,703
Inventories, net	11,109,216	9,317,232
Prepaid expenses	2,400,310	1,078,232
Other current assets	289,321	681,550
Total Current Assets	33,118,406	30,958,105
Property, plant and equipment, net	109,559,987	102,094,248
Deposits on equipment	5,458,953	4,730,176
Operating lease right of use assets	9,366,228	—
Other assets	2,234,495	2,182,329
Total Assets	$159,738,069	$139,964,858
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	11,334,998	9,166,412
Accrued expenses	8,217,565	9,050,551
Current operating lease liabilities	986,072	—
Borrowings under Credit Facilities	10,000,000	—
Total Current Liabilities	$30,538,635	$18,216,963
Long term operating lease liabilities	8,677,892	—
Other liabilities	—	273,420
Total Liabilities	$39,216,527	$18,490,383
STOCKHOLDERS' EQUITY:
Common stock	35,883	35,556
Additional paid-in capital	325,457,130	323,079,437
Accumulated deficit	(204,774,682)	(201,352,682)
Accumulated other comprehensive income	59,437	(31,610)
Treasury stock, at cost	(256,226)	(256,226)
Total Stockholders' Equity	120,521,542	121,474,475
Total Liabilities and Stockholders' Equity	$159,738,069	$139,964,858

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended
	March 31,
	2019	2018

NET SALES	$54,792,202	$43,169,601
COST OF GOODS SOLD	28,877,221	23,041,583
GROSS PROFIT	25,914,981	20,128,018
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	29,232,250	23,537,944
LOSS FROM OPERATIONS	(3,317,269)	(3,409,926)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	17,295	(22,977)
Interest Expense	(102,776)	(69,002)
	(85,481)	(91,979)
LOSS BEFORE INCOME TAXES	(3,402,750)	(3,501,905)
INCOME TAX EXPENSE	19,250	19,032
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,422,000)	$(3,520,937)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$91,047	199,554
TOTAL OTHER COMPREHENSIVE INCOME	91,047	199,554
TOTAL COMPREHENSIVE LOSS	$(3,330,953)	$(3,321,383)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.10)	$(0.10)
-DILUTED	$(0.10)	$(0.10)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,668,323	35,137,502
-DILUTED	35,668,323	35,137,502

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,422,000)	$(3,520,937)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	28,778	5,232
Loss on disposal of equipment	8,028	27,879
Share-based compensation	1,200,336	1,092,260
Inventory obsolescence	10,238	52,723
Depreciation and amortization	3,720,091	3,334,348
Amortization of deferred financing costs and loan discount	28,775	28,775
Changes in operating assets and liabilities
Accounts receivable	(5,010,252)	617,072
Inventories	(1,802,222)	190,775
Prepaid expenses, other non-trade receivables and other current assets	(929,849)	284,943
Operating lease right of use	241,785	—
Other assets	(36,010)	281,914
Accounts payable	2,555,681	(829,072)
Accrued expenses	(832,986)	(1,784,887)
Other lease liabilities	(217,469)	(7,104)
Net cash flows used in operating activities	(4,457,076)	(226,079)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(10,453,923)	(4,972,701)
Net cash flows used in investing activities	(10,453,923)	(4,972,701)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	1,791,668	53,862
Tax withholdings related to net shares settlements of restricted stock units	(673,774)	—
Proceeds from borrowings under Credit Facilities	10,000,000	6,000,000
Net cash flows provided by financing activities	11,117,894	6,053,862
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,793,105)	855,082
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,554,388	2,184,259
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,761,283	$3,039,341

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands)
Gross Profit	$25,915	$20,128
Depreciation expense (a)	1,566	1,491
Non-cash share-based compensation (b)	148	64
Adjusted Gross Profit	$27,629	$21,683
Adjusted Gross Profit as a % of Net Sales	50.4%	50.2%

(a)	Represents depreciation and amortization expense included in cost of goods sold.
(b)	Represents non-cash share-based compensation expense included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands)
SG&A expenses	$29,232	$23,538
Depreciation and amortization expense (a)	2,154	1,843
Non-cash share-based compensation (b)	1,052	1,028
Launch expense (c)	1,123	653
Shelf registration expenses (d)	34	—
Litigation expense (e)	—	135
Adjusted SG&A Expenses	$24,869	$19,879
Adjusted SG&A Expenses as a % of Net Sales	45.4%	46.0%

(a)	Represents non-cash depreciation expense included in SG&A.
(b)	Represents non-cash share-based compensation expense included in SG&A.
(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with a secondary public offering of our common stock.
(e)	Represents fees associated with two securities lawsuits.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands)
Net Loss	$(3,422)	$(3,521)
Depreciation and amortization	3,720	3,334
Interest expense	103	69
Income tax expense	19	19
EBITDA	$420	$(99)
Loss on disposal of equipment	8	28
Non-cash share-based compensation	1,200	1,092
Launch expense (b)	1,123	653
Secondary offering expenses (b)	34	—
Litigation expense (c)	—	135
Adjusted EBITDA	$2,785	$1,809
Adjusted EBITDA as a % of Net Sales	5.1%	4.2%

(a)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents fees associated with a secondary public offering of our common stock.
(c)	Represents fees associated with two securities lawsuits.